EXHIBIT 10.4

SECURITIES EXCHANGE AND SERIES A PREFERRED STOCK

PURCHASE AGREEMENT

This Securities Exchange and Series A Preferred Stock Purchase Agreement (this “Agreement”) is made and entered into effective as of the 25th day of July, 2017 (the “Effective Date”) by and between Freeze Tag, Inc., a Delaware corporation (the “Company”), and Accredited Investor #2, a Nevada limited liability company (the “Holder”). The Company and Holder shall each be referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company currently owes the Holder $339,000 in principal (the “Note Principal”) and $8,526 in interest (the “Note Interest”) under convertible promissory notes dated February 8, 2017 (the “Notes”);

WHEREAS, the Holder desires to agree to tender the Notes for cancellation, including having (i) the Note Principal owed to Holder by the Company exchanged for shares of the Company’s Series A Convertible Preferred Stock, and (ii) the Note Interest waived and deemed fully satisfied, pursuant to the terms of this Agreement, effective as of September 30, 2017;

WHEREAS, the Company desires to issue the Holder shares of the Company’s Series A Convertible Preferred Stock in exchange for the Holder tendering the Notes for cancellation;

WHEREAS, even though the Conversion Price of the Notes is currently at $0.00005 per share, the Holder agrees to accept the higher effective conversion price in the Series A Convertible Preferred Stock of $0.0002 per share, to help reduce dilution to the Company;

WHEREAS, the Common Stock, or common stock, as referenced in this Agreement shall mean the common stock, $0.00001 par value per share, of the Company after giving effect to a 1-for-100 reverse stock split scheduled to be effective on or around September 1, 2017; and

WHEREAS, the Parties acknowledge that the conversion rights of the Notes and the Series A Convertible Preferred Stock are very similar.

NOW, THEREFORE, the Parties hereby agree as follows:

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AGREEMENT

1. EXCHANGE OF SECURITIES:

a) Prior to the Closing, the Company hereby agrees to create a new series of convertible preferred stock entitled “Series A Convertible Preferred Stock,” with One Million Five Hundred Thousand (1,500,000) shares authorized and the following rights: (i) dividend rights equal to the Company’s common stock; (ii) no liquidation preference over the Company’s common stock; (iii) conversion rights into common stock at a ratio of 10 shares of common stock (post-reverse stock split) for each share of Series A Convertible Preferred Stock; (iv) no redemption rights; (v) no call rights by the Company; and (vi) no voting rights. Certificate of Designation for the Series A Convertible Preferred Stock, a copy of which is attached hereto as Exhibit B (the “Certificate of Designation”).

b) On the Closing Date (as hereinafter defined), subject to the terms and conditions set forth in this Agreement, the Company hereby agrees to issue shares of the Company’s Series A Convertible Preferred Stock (the “Shares”) at a per-share purchase price of $1.00 per share, in exchange for the Holder agreeing to cancel the Notes, including the Note Principal being considered fully satisfied and the Note Interest being waived in its entirety. The Purchase Price will be paid by the Holder to the Company through a Notice of Debt Satisfaction in the form attached hereto as Exhibit A, evidencing the satisfaction of the Note Principal in exchange for the Shares and stating that the Holder is forever waiving the Note Interest. The number of Shares to be issued shall be determined as set forth in Section 2, below.

c) As set forth in the Certificate of Designation for the Company’s Series A Convertible Preferred Stock, each Share of Series A Convertible Preferred Stock is convertible into fifty (50) shares of the Company’s common stock at any time as set forth in the Certificate of Designation. The conversion is subject to certain limitations as set forth in the Certificate of Designation for the Company’s Series A Convertible Preferred Stock.

d) Unless specifically requested by the Holder to be issued physical certificates for the Shares, the Company, itself or through its transfer agent, shall issue the Shares in book-entry form, or in other electronic format. The Company or its transfer agent shall issue to Holder a statement reflecting his holding of the Shares, and shall deliver an updated statement to Holder upon request.

2. CLOSING AND DELIVERY:

a) Upon the terms and subject to the conditions set forth herein, the consummation of the exchange of the Principal Amount under the Notes for the Shares (the “Closing”) shall occur on September 30, 2017 (the “Closing Date”).

b) In advance of the Closing:

(i) The Company and the Holder shall execute this Agreement prior to Closing. On September 30, 2017, the Parties will determine if there is any additional amounts that have been loaned by the Holder to the Company since the date of this Agreement, and if any amounts have been advanced, then that amount will be added to the Note Principal as defined in the recitals and shares of the Company’s Series A Preferred Stock will be issued to the Holder based on the Note Principal on September 30, 2017 on a one share per dollar advanced ratio. Subsequent to the Closing, at a time chosen by the Company in its sole discretion and if requested by the Holder and/or required by the Company’s transfer agent, the Company will issue a stock certificate to the Holder to evidence the Shares.

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(ii) On September 30, 2017, once any adjustments to the Note Principal amount has been determined, the Holder shall deliver to the Company the signed Notice of Debt Satisfaction.

(iii) The Certificate of Designation shall have been filed with the State of Delaware creating the Series A Convertible Preferred class of stock.

(iv) The exchange of the Shares for the cancellation of the Notes will be effective automatically upon the effectiveness of the above-referenced reverse stock split.

3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY HOLDER: The Holder hereby represents, warrants and agrees as follows:

a) Purchase for Own Account. The Holder hereby represents that it is purchasing the Series A Convertible Preferred Stock for the its own account for investment and not with a view toward the resale or distribution to others; provided, that Holder may syndicate participations in the Series A Convertible Preferred Stock among a limited number of participants who all meet the suitability standards of an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act and will share among themselves and the Lender an economic interest in the Series A Convertible Preferred Stock on a pari passu, pass through basis with investment intent, such that the availability of the private placement exemption for the issuance of the Note under Rule 506 of Regulation D of the Securities Act is preserved

b) Ability to Bear Economic Risk. Holder acknowledges that an investment in the Shares involves a high degree of risk, and represents that he is able, without materially impairing his financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of his investment.

c) Access to Information. The Holder acknowledges that the Holder has been furnished with such financial and other information concerning the Company, the directors and officers of the Company, and the business and proposed business of the Company as the Holder considers necessary in connection with the Holder’s investment in the Shares. As a result, the Holder is thoroughly familiar with the proposed business, operations, properties and financial condition of the Company and has discussed with officers of the Company any questions the Holder may have had with respect thereto. The Holder understands:

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(i) The risks involved in this investment, including the speculative nature of the investment;

(ii) The financial hazards involved in this investment, including the risk of losing the Holder’s entire investment;

(iii) The lack of liquidity and restrictions on transfers of the Shares; and

(iv) The tax consequences of this investment.

The Holder has consulted with the Holder’s own legal, accounting, tax, investment and other advisers with respect to the tax treatment of an investment by the Holder in the Shares and the merits and risks of an investment in the Shares.

d) Shares Part of Private Placement. The Holder has been advised that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), or qualified under the securities law of any state, on the ground, among others, that no distribution or public offering of the Shares is to be effected and the Shares will be issued by the Company in connection with a transaction that does not involve any public offering within the meaning of section 4(a)(2) of the Act and/or Regulation D as promulgated by the Securities and Exchange Commission under the Act, and under any applicable state blue sky authority. The Holder understands that the Company is relying in part on the Holder’s representations as set forth herein for purposes of claiming such exemptions and that the basis for such exemptions may not be present if, notwithstanding the Holder’s representations, the Holder has in mind merely acquiring the Shares for resale on the occurrence or nonoccurrence of some predetermined event. The Holder has no such intention.

e) Further Limitations on Disposition. Holder further acknowledges that the Shares, and the shares of the Company’s common stock issuable upon conversion of the Shares, are restricted securities under Rule 144 of the Act, and, therefore, if the Company, in its sole discretion, chooses to issue any certificates reflecting the ownership interest in the Shares, those certificates will contain a restrictive legend substantially similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

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Without in any way limiting the representations set forth above, Holder further agrees not to make any disposition of all or any portion of the Shares, or the shares of the Company’s common stock underlying the conversion of the Shares, unless and until:

(i) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(ii) Holder shall have obtained the consent of the Company and notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws.

Notwithstanding the provisions of subparagraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Holder to a partner (or retired partner) of Holder, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Holders hereunder as long as the consent of the Company is obtained.

f) Accredited Investor Status. The Holder is an accredited investor.

g) Holder Authorization. The Holder, if not an individual, is empowered and duly authorized to enter into this Agreement under any governing document, partnership agreement, trust instrument, pension plan, charter, certificate of incorporation, bylaw provision or the like; this Agreement constitutes a valid and binding agreement of the Holder enforceable against the Holder in accordance with its terms; and the person signing this Agreement on behalf of the Holder is empowered and duly authorized to do so by the governing document or trust instrument, pension plan, charter, certificate of incorporation, bylaw provision, board of directors or stockholder resolution, or the like.

h) No Backup Withholding. The Social Security Number or taxpayer identification shown in this Agreement is correct, and the Holder is not subject to backup withholding because (i) the Holder has not been notified that he or she is subject to backup withholding as a result of a failure to report all interest and dividends or (ii) the Internal Revenue Service has notified the Holder that he or she is no longer subject to backup withholding.

i) Certificate of Designation. Holder has been provided with a copy of the Certificate of Designation for the Series A Convertible Preferred Stock, a copy of which is attached hereto as Exhibit B (the “Certificate of Designation”), which sets forth all of the rights, privileges, and preferences with respect to the Series A Convertible Preferred Stock. Holder has had an opportunity to discuss any questions or concerns regarding the Certificate of Designation and the rights and preferences of the Series A Convertible Preferred Stock with the Company’s management team and has received answers to all outstanding questions and had any issues addressed to the satisfaction of Holder.

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4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY COMPANY: The Company hereby represents, warrants and agrees as follows:

a) Authority of Company. The Company has all requisite authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

b) Authorization. All actions on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder has been taken or will be taken prior to the issuance of the Shares. This Agreement, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The issuance of the Shares will be validly issued, fully paid and nonassessable, will not violate any preemptive rights, rights of first refusal, or any other rights granted by the Company, and will be issued in compliance with all applicable federal and state securities laws, and will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Holder through no action of the Company; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time the transfer is proposed.

c) Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby shall have been obtained, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

5. INDEMNIFICATION: The Holder hereby agrees to indemnify and defend the Company and its officers and directors and hold them harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of:

(a) Any breach of or inaccuracy in the Holder’s representations, warranties or agreements herein;

(b) Any disposition of any Shares contrary to any of the Holder’s representations, warranties or agreements herein;

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(c) Any action, suit or proceeding based on (i) a claim that any of said representations, warranties or agreements were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company or any director or officer of the Company under the Act, or (ii) any disposition of any Shares.

6. MISCELLANEOUS:

a) Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

b) Governing Law; Venue. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California. The Parties agree that any action brought to enforce the terms of this Agreement will be brought in the appropriate federal or state court having jurisdiction over Orange County, California, United States of America.

c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

e) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent as follows:

If to the Company:	Freeze Tag, Inc. 18062 Irvine Blvd., Suite 103 Tustin, CA 92780 Attn. President Facsimile (714) 210-3851

with a copy to:	Law Offices of Craig V. Butler 300 Spectrum Center Drive, Suite 300 Irvine, CA 92618 Attn: Craig V. Butler, Esq. Facsimile (949) 209-2545

If to Holder:	Accredited Investor #2 [Address] Attn. President Facsimile (___) ________

or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other Party hereto.

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f) Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Holder.

g) Entire Agreement; Successors. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and no Party shall be liable or bound to the other Party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein. The representations, warranties and agreements contained in this Agreement shall be binding on the Holder’s successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Company and its directors and officers.

h) Expenses. Each Party shall pay their own expenses in connection with this Agreement. In addition, should either Party commence any action, suit or proceeding to enforce this Agreement or any term or provision hereof, then in addition to any other damages or awards that may be granted to the prevailing Party, the prevailing Party shall be entitled to have and recover from the other Party such prevailing Party’s reasonable attorneys’ fees and costs incurred in connection therewith.

i) Currency. All currency is expressed in U.S. dollars.

j) Public Disclosure. The Parties agree not to issue any public statement with respect to the Holder’s investment or proposed investment in the Company or the terms of any agreement or covenant without the other party’s prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation. The Company agrees to reference Purchaser only as “an accredited investor” and attach only a form copy this Agreement in any of the Company’s filings with the Securities and Exchange Commission or any other public filings, except such full disclosures as may be required under applicable law or under any applicable order, rule or regulation.

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IN WITNESS WHEREOF, the Parties have executed this Debt Conversion and Series A Preferred Stock Purchase Agreement as of the date first written above.

“Company”		“Holder”

Freeze Tag, Inc.,		Accredited Investor #2,
a Delaware corporation		a Nevada limited liability company

By:	Craig Holland	By:
Its:	President and CEO	Its:	President

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Exhibit A

Notice of Debt Satisfaction

Exhibit A

Notice of Debt Satisfaction

Pursuant to the terms of that certain Securities Exchange and Series A Preferred Stock Purchase Agreement (the “Agreement”) by and between Accredited Investor #2, a Nevada limited liability company (the “Holder”) and Freeze Tag, Inc., a Delaware corporation (the “Company”) dated July [__], 2017, the Holder is irrevocably canceling and forfeiting the Notes (as defined in the Agreement), and exchange $[________], which is the aggregate adjusted principal amount due to the Holder under the Notes, into [_________] shares of Series A Convertible Preferred Stock of the Company (the “Shares”) according to the conditions set forth in the Agreement and the Series A Convertible Preferred Stock Certificate of Designation. By signing below, the undersigned agrees to forever waive any interest due under the Notes.

If shares are to be issued in the name of a person other than the Holder, the Holder will pay all transfer and other taxes and charges payable with respect thereto.

The Holder acknowledges and agrees that upon receipt of the Shares the total principal amount under the Notes, as adjusted, and any all interest, will no longer be due and owing to the undersigned under the Notes.

Date of Conversion: ______________________________________________________

Applicable Conversion Price: $[____]/share

[Holder Name]

Signature: _____________________________________________________________

[Print Name of Holder and Title of Signer]

Address: ______________________________________________________

  ______________________________________________________

SSN or EIN: ____________________________________________________

Shares are to be registered in the following name:

Name: __________________________________________

Address: ________________________________________

Tel: ____________________________________________

Fax: ____________________________________________

SSN or EIN: ______________________________________

Exhibit A

Exhibit B

Series A Convertible Preferred Stock Certificate of Designation

Exhibit B